SECURITIES AND EXCHANGE COMMISSION


                     Washington, D.C.  20549



                            FORM 8-K



                         CURRENT REPORT


               PURSUANT TO SECTION 13 OR 15(d) OF


               THE SECURITIES EXCHANGE ACT OF 1934




              November 15, 1995 (November 8, 1995)
        Date of Report (Date of earliest event reported)



             THE PEOPLES GAS LIGHT AND COKE COMPANY

     (Exact name of registrant as specified in its charter)




Illinois                                  2-26983               36-1613900
(State or other jurisdiction of         (Commission          (I.R.S. Employer
incorporation or organization)           File Number)      Identification No.)


24th Floor, 130 East Randolph Drive, Chicago, Illinois              60601-6207
     (Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code             (312) 240-4000


                  122 South Michigan Avenue, Chicago, Illinois
                 (Former address, if changed since last report)






Item 5.  OTHER EVENTS


                      RATES AND REGULATION


   Reference is made to Note 3 "Rates and Regulation" to the

Financial Statements in the quarterly report of The Peoples Gas

Light and Coke Company (the Company) on Form 10-Q for the quarter ended June 30, 1995.


Utility Rate Proceedings

   On November 8, 1995, the Illinois Commerce Commission issued an order approving changes in rates of the Company that are

designed to increase annual revenues by approximately $30.8

million, exclusive of additional charges for revenue taxes.  The

Company was allowed a rate of return on original-cost rate base of 9.19 per cent, which reflects an 11.10 per cent cost of common equity.  The new rates were implemented on November 14, 1995.
































                            SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of

1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly

authorized.





                         THE PEOPLES GAS LIGHT AND COKE COMPANY
                         ---------------------------------------
                                       (Registrant)




November 15, 1995                    By:   /s/ K. S. BALASKOVITS
------------------                      -------------------------
     (Date)                                  K. S. Balaskovits
                                     Vice President and Controller